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                                   Exhibit 21

                                  SUBSIDIARIES

NAME                                               JURISDICTION OF INCORPORATION
Student Advantage Securities Corporation           Massachusetts
ScholarAid.com, Inc.                               Delaware
College411.com, Inc.                               Delaware
OCM Direct, Inc.                                   Delaware
Collegiate Carpets, Inc.                           Maryland
CarePackages, Inc.                                 Delaware
U-Wire, Inc.                                       Delaware
The Digital Publishing Company, Inc.               Delaware
Official College Sports Network, Inc.              Delaware